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                                                                   EXHIBIT 2.5


August 18, 1997


Mr. Joseph Angard
Mrs. Susan Angard
122 Westwind Mall
Marina del Rey, CA   90292


RE: SECURITY INTEREST


Dear Mr. & Mrs. Angard:

Global One Distribution & Merchandising Inc., O.S.P. Publishing, Inc., BEx, Corp. and Kelly Russell Sports, Inc. (collectively, the "Grantors"), hereby grant to Susan and Joseph Angard (collectively, the "Angards"), a security interest in all New Accounts and New Inventory (as such terms are defined in that certain Intercreditor Agreement, dated as of August 1, 1997 between the Angards and Foothill Capital Corporation) to secure all obligations of the Grantors to the Angards with respect to the nine-hundred thousand dollar ($900,000.00) loan being made by the Angards to the Grantors.

GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.     O.S.P. PUBLISHING, INC.

By:   /s/ GEORGE VRABECK                         By:  /s/ GEORGE VRABECK
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Its:    President                                Its:        President
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BEx, CORP.                                        KELLY RUSSELL SPORTS, INC.

By:  /s/ GEORGE VRABECK                           By:  /s/ GEORGE VRABECK
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Its:    President                                 Its:       President
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